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                                                                EXHIBIT 23.3

                       CONSENT OF ERNST & YOUNG LLP



      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1996 with respect to the consolidated financial statements of US Radio, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Clear Channel Communications, Inc.

                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 2, 1998